Exhibit 10.3

PUBLIX SUPER MARKETS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2007

PUBLIX SUPER MARKETS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2007

Table of Contents

Article	Title	Page
I	Definitions	1

II	Amendment and Restatement and Name of the Plan	14

III	Purpose of the Plan and the Trust	14

IV	Plan Administrator	15

V	Eligibility and Participation	19

VI	Contributions to the Trust	20

VII	Participants’ Accounts and Allocation of Contributions	21

VIII	Benefits Under the Plan	28

IX	Payment of Benefits, Put Option and Right of First Refusal	33

X	Diversification Distributions	40

XI	Hardship Withdrawals	42

XII	Trust Fund	44

XIII	Expenses of Administration of the Plan and the Trust Fund	44

XIV	Amendment and Termination	45

XV	Miscellaneous	46

PUBLIX SUPER MARKETS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2007

The Publix Super Markets, Inc. Employee Stock Ownership Plan, commonly known as the Publix PROFIT Plan, originally adopted as of October 1, 1974, as a stock bonus plan with employee stock ownership plan features, is hereby amended and restated this 22nd day of January, 2008, but is effective for all purposes as of January 1, 2007, except as may be otherwise noted herein, by Publix Super Markets, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has previously adopted the Publix Super Markets, Inc. Employee Stock Ownership Plan, which has been amended from time to time (as amended to date, the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan further; and

WHEREAS, the Company has determined that it is advisable and in the best interests of the Participants to amend and restate the Plan to reflect statutory and regulatory modifications and to make other desired changes.

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to read as follows:

ARTICLE I

Definitions

1.1 “Account” or “Accounts” shall mean, as required by the context, the entire amount held from time to time for the benefit of any one Participant, or the portion thereof attributable to a Participant’s Company Stock Account and/or Other Investments Account established pursuant to section 7.2 with respect to Employer contributions made pursuant to Article VI, and shall include amounts credited to the account of a Participant under the terms of the Publix Super Markets, Inc. Profit Sharing Plan at the time of the merger of that plan with this Plan effective as of the close of business on December 31, 1999.

1.2 “Administrator” shall mean the Plan Administrator.

1.3 “Affiliate” shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses

(whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code; and, for purposes of determining Hours of Service and Years of Service in Plan Years beginning before January 1, 1993, Publix Food Stores, Inc. and Publix Market, Inc. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

1.4 “Anniversary Date” shall mean the date on which an Employee first had an Hour of Service (or, except as otherwise provided in Department of Labor Regulation Section 2530.200b-4(b), first had an Hour of Service following a One Year Break in Service which occurred as a result of a separation from employment) or any succeeding anniversary thereof.

1.5 “Annual Additions” shall mean, with respect to each Limitation Year beginning after December 31, 1986, the sum of:

(a) the amount of Employer contributions (including elective contributions made in accordance with Section 401(k) of the Code, other than amounts distributed as “excess deferrals” in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3)) allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

(b) the amount of the Employee’s contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

(c) any forfeitures separately allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

(d) if the Participant is a Key Employee during the current Plan Year or the preceding Plan Year, any contributions allocated to an individual account on behalf of such Participant under Section 419A(d)(2) of the Code; provided, however, that the contributions subject to this subsection shall not be subject to the limitation of section 7.7(a)(2); and

(e) effective January 1, 2008, contributions allocated pursuant to Code Section 415(l)(1) to any individual medical benefit account that is part of a pension or annuity plan established pursuant to Section 401(h) of the Code; provided, however, that the contributions subject to this subsection shall not be subject to the limitation of section 7.7(a)(2).

1.6 “Board of Directors” and “Board” shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

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1.7 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. References to a specific section of the Code shall include references to any successor provisions.

1.8 “Company” shall mean Publix Super Markets, Inc. and its successors.

1.9 “Company Stock Account” shall mean an account established pursuant to section 7.2 with respect to Employer contributions invested in Employer Securities and adjustments thereto.

1.10 (a) “Compensation” shall mean, with respect to a Participant, the wages, salaries, fees for professional services, and other amounts received (without regard to whether the amount is paid in cash) to such Participant by an Employer, including, but not limited to, tips received by such Participant, for personal services actually rendered in the course of employment with an Employer to the extent that the amounts are includible in gross income, as well as amounts that would be included in wages but for an election under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code, but shall not include amounts realized from the exercise of a nonstatutory stock option (an option other than a statutory stock option as defined in Treasury Regulation Section 1.421-1(b)) or when restricted stock or other property either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation Section 1.421-1(b)), and other amounts that receive special tax benefits (such as premiums for group-term life insurance, but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Code), and also shall not include (even if such amounts are includible in gross income) reimbursements or other expense allowances, fringe benefits (whether or not in cash), moving expenses, deferred compensation and Employer-paid welfare benefits.

(b) For purposes of making allocations of Employer contributions pursuant to section 7.4 with respect to any Plan Year, no Compensation paid by an Employer with respect to an Employee prior to the Employee’s first day of participation in the Plan shall be taken into account.

(c) No Compensation in excess of $200,000 (as adjusted from time to time under applicable law) shall be taken into account for any Employee.

1.11 “Direct Rollover” shall mean a payment of an Eligible Rollover Distribution by the Plan to an Eligible Retirement Plan specified by the Distributee.

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1.12 “Distributee” shall mean

(a) a Participant who is entitled to benefits payable as a result of his retirement, disability or other severance of employment as provided in section 8.1, 8.2 or 8.3,

(b) a Participant’s surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 8.4,

(c) a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, entitled to benefits payable as provided by section 15.2(b), and

(d) effective January 1, 2008, an individual other than an Eligible Spouse who is the designated beneficiary of a deceased Participant and who is thus entitled to death benefits payable pursuant to Section 8.4.

1.13 “Diversification Election Period” shall mean, for Plan Years beginning on or after October 1, 1987, the period of six (6) Plan Years beginning with the Plan Year after the first Plan Year during which the Participant has attained the age of fifty-five (55) years and has completed ten (10) years of participation in the Plan.

1.14 “Effective Date” of this amended and restated Publix Super Markets, Inc. Employee Stock Ownership Plan shall mean January 1, 2007.

1.15 “Eligibility Date” shall mean the Employee’s Anniversary Date immediately following the completion of the Employee’s first Year of Service (as defined for purposes of Article V).

1.16 “Eligible Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan, in each case provided that the account or plan accepts a Distributee’s Eligible Rollover Distribution; provided, however, that effective January 1, 2008, with respect to a nonspouse beneficiary, an Eligible Retirement Plan shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

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1.17 “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of a Distributee, other than:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made

(1) for the life (or life expectancy) of the Distributee, or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated beneficiary, or

(2) for a specified period of ten years or more;

(b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(c) any distribution on account of Hardship.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

Notwithstanding the preceding provisions of this section, an Eligible Rollover Distribution shall not include one or more distributions during a Plan Year if the aggregate amount distributed during the Plan Year is less than $200 (as adjusted from time to time under applicable law).

1.18 “Eligible Spouse” shall mean a Participant’s husband or wife, provided the Participant and such husband or wife have been married throughout the one-year period ending on the earlier of (a) the date payment of the Participant’s benefit commences or (b) the date of the Participant’s death.

1.19 “Employee” shall mean any person employed by an Employer or an Affiliate; provided, however, that the term “Employee” shall not include:

(a) a person who serves only as a director of an Employer;

(b) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer;

(c) a nonresident alien who does not receive earned income from sources within the United States; and

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(d) any individual categorized by his Employer as an independent contractor or leased employee, regardless of whether such person is subsequently determined to satisfy the common law employee definition under any applicable law.

1.20 “Employer” shall mean the Company, Publix Alabama, LLC, and Publix Asset Management Company, as well as any other subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company.

1.21 “Employer Securities” shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company.

1.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

1.23 “Fair Market Value” shall mean, for purposes of the valuation of Employer Securities, the closing price (or, if there is no closing price, then the closing bid price) of such Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Employer Securities are listed, or if the Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing “bid” and “ask” prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or NASDAQ’s successor, or if not reported on NASDAQ, the fair market value of the securities as determined in good faith and based on all relevant factors; provided, however, that the Fair Market Value of Employer Securities not readily tradable on an established securities market shall be determined by an independent appraiser as required by Section 401(a)(28)(C) of the Code, and, for purposes of sections 9.3, 9.6, 9.7, and 11.5, Fair Market Value shall mean the independent appraiser’s latest appraisal that has been delivered to the Company as of the date in question.

1.24 “Forfeitable Interest” shall mean, as of any date, the amount equal to the percentage of a Participant’s Account balance or contribution that is not the Participant’s Vested Interest.

1.25 “Forfeiture” shall mean an amount previously credited to one or more Participants’ Forfeiture Suspense Accounts that has been forfeited pursuant to the provisions of section 7.4(i), as well as any amount forfeited pursuant to sections 6.6 and 9.9.

1.26 “Forfeiture Suspense Account” shall mean an account established pursuant to section 7.2 and maintained as provided in section 7.4(i) with respect to a Forfeitable Interest of a Participant who has incurred a One Year Break in Service.

1.27 “Hardship” shall mean an immediate and heavy financial need of the Participant for which a distribution from the Participant’s Vested Interest in his Account is necessary to satisfy such need, as described in Article XI.

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1.28 “Highly Compensated Employee” shall mean, with respect to any Plan Year:

(a) any Employee who:

(1) was a five percent (5%) owner of an Employer at any time during the Plan Year or the preceding Plan Year; or

(2) for the preceding Plan Year, had Section 415 Compensation in excess of $80,000 (as adjusted from time to time under applicable law); or

(b) any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year and performs no service for an Employer during the Plan Year, but was an actively employed Highly Compensated Employee in the Plan Year of his separation or any Plan Year ending on or after the date he attained age fifty-five (55).

1.29 (a) “Hour of Service” shall mean

(1) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

(2) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), bereavement, lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding,

(A) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited under this section 1.29(a)(2) to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(B) an hour shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

(3) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, however, that the same Hour of Service shall not be credited both under section 1.29(a)(1), 1.29(a)(2) or 1.29(a)(5), as the case may be, and under this section 1.29(a)(3). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in section 1.29(a)(2) shall be subject to the limitations set forth in that section;

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(4) an hour for which an Employee is on an unpaid leave of absence or during a similar approved time off period where the Employee is not paid, or entitled to payment, by an Employer or Affiliate for such time, but only in the following situations and subject to the following limitations:

(A) any time for which an Employee is on a Family Medical Leave Act of 1993 (“FMLA”) unpaid leave, which period shall not exceed twelve (12) weeks reduced by any time for which the Employee receives sick pay from an Employer or an Affiliate for the FMLA leave;

(B) any time for which an Employee is on an unpaid military leave, which period shall not exceed twelve (12) weeks;

(C) any time for which an Employee is absent from work due to a worker’s compensation injury, which period shall not exceed fifty-two (52) weeks reduced by any time for which the Employee receives sick pay from an Employer or an Affiliate for the absence; and

(D) effective July 1, 2007, any time for which an Employee is absent from work for a reason related to domestic violence as set forth in Florida Statutes Section 741.313; and

(5) an hour for which an Employee is absent from work, is not otherwise paid or entitled to payment for such absence, but is receiving long-term disability benefits under policies provided by the Employer or an Affiliate; provided, however, that no more than 501 Hours of Service shall be credited under this section 1.29(a)(5) to an Employee on account of any single continuous period during which the Employee performs no duties and is eligible for Hours of Service hereunder (whether or not such period occurs in a single Plan Year); and, provided further, that if the Employee, solely by virtue of receiving such long-term disability benefits, would otherwise be entitled to Hours of Service under section 1.29(a)(2) for such absence, the Employee shall not receive Hours of Service under section 1.29(a)(2) but shall instead receive Hours of Service under this section 1.29(a)(5) subject to the limitations contained herein.

In determining Hours of Service under the foregoing section 1.29(a)(4) and section 1.29(a)(5), Employees determined to be exempt by an Employer or an Affiliate in accordance with the then current employment law shall be credited with Hours of Service pro-rata based on forty-five (45) hours for a full payroll period (one week), non-exempt, hourly-paid full-time Employees shall be credited with Hours of Service pro-rata based on 40 hours for a full payroll period (one week), and non-exempt, hourly-paid, part-time Employees shall be credited with Hours of Service pro-rata based on a full payroll period equal to the average hours worked by the Employee for an Employer or an Affiliate during the fifty-two (52)

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week payroll period immediately preceding the unpaid period for which Hours of Service are being given hereunder; or in any case in which the Administrator is unable to determine Hours of Service for a non-exempt, hourly-paid, part-time Employee, such Employee shall be credited with Hours of Service pro-rata based on forty (40) hours for a full payroll period. Notwithstanding the preceding, in determining the average hours worked by a non-exempt, hourly-paid, part-time Employee for an Employer or an Affiliate during the fifty-two (52) week payroll period immediately preceding the unpaid period for which Hours of Service are being given hereunder, hours worked by such Employee shall be deemed to be forty (40) hours for any week ending prior to March 20, 2004.

The definition set forth in the foregoing sections 1.29(a)(1) through (3) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such Sections, which special rules are hereby incorporated in the definition of “Hour of Service” by this reference.

(b) Notwithstanding the provisions of section 1.29(a), each Employee who was employed by the Company, Publix Food Stores, Inc., or Publix Market, Inc. on October 1, 1975, shall be credited with one thousand (1,000) Hours of Service for each twelve (12) continuous months of service commencing with his most recent employment commencement date prior to October 1, 1975, and ending October 1, 1975. In addition, each such Employee shall be credited with forty (40) Hours of Service for each week of employment during the period beginning on his most recent Anniversary Date prior to October 1, 1975, and ending on October 1, 1975.

(c)   (1) Notwithstanding the other provisions of this “Hour of Service” definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in section 1.29(c)(2).

(2) The Hours of Service to be credited to an Employee under the provisions of section 1.29(c)(1) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight (8) Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this section 1.29(c) by reason of any such pregnancy or placement shall not exceed 501 hours.

(3) The hours treated as Hours of Service under this section 1.29(c) shall be credited only in the consecutive 12-month period beginning with the Employee’s Anniversary Date in which the absence from work begins, if the crediting is necessary to prevent a One Year Break in Service in such 12-month period or, in any other case, in the immediately following 12-month period.

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(4) Credit shall be given for Hours of Service under this section 1.29(c) solely for purposes of determining whether a One Year Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

(5) Notwithstanding any other provision of this section 1.29(c), no credit shall be given under this section 1.29(c) unless the Employee in question furnishes to the Plan Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in section 1.29(c)(1) and the number of days for which there was such an absence.

1.30 “Investment Fund” shall mean an investment fund established under section 12.2 and attributable to Participants’ Other Investments Accounts, the combined assets of which shall consist of the common investments (other than Employer Securities) of all Participants other than those Participants who have terminated employment and have elected to receive their distributable benefits in the form of installment payments (as such payment option previously existed in the Plan prior to November 1, 2005).

1.31 “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) of an Employer or an Affiliate who at any time during the Plan Year that includes the determination date was an officer of an Employer or nonparticipating Affiliate having annual compensation greater than $130,000 (as adjusted from time to time under applicable law), a five-percent owner of an Employer or nonparticipating Affiliate, or a one-percent owner of an Employer or nonparticipating Affiliate having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code; and the determination date means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

1.32 “Limitation Year” shall mean the 12-month period ending on each December 31.

1.33 “Non-Key Employee” shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

1.34 “Normal Retirement Date” shall mean the date on which a Participant attains the age of sixty (60) years.

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1.35 “One Year Break in Service” shall mean a year beginning with an Employee’s Anniversary Date in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such year.

1.36 “Other Investments Account” shall mean an account established pursuant to section 7.2 with respect to investments of Employer contributions in assets other than Employer Securities, and adjustments thereto.

1.37 “Participant” shall mean any eligible Employee of an Employer who has become a Participant under Article V of the Plan and shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

1.38 “Plan” shall mean the Publix Super Markets, Inc. Employee Stock Ownership Plan as herein set forth, as it may be amended from time to time.

1.39 “Plan Administrator” shall mean the Company.

1.40 “Plan Year” shall mean the 12-month period ending on each December 31.

1.41 “Section 415 Compensation” shall include all wages within the meaning of Section 3401(a) of the Code (for purposes of tax withholding at the source) paid to a Participant from an Employer or Affiliate plus all other payments of compensation to the Participant from an Employer or Affiliate (in the course of the trade or business of the Employer or Affiliate) for which the Employer or Affiliate is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (and without regard to any provisions under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed), together with any amount that is contributed by an Employer at the election of the Employee and that is not includible in the gross income of the Employee under Sections 125, 132(f)(4), 401(k), 402(h), 403(b), or 457 of the Code.

1.42 “Section 415 Suspense Account” shall mean an account established pursuant to section 7.7(c) with respect to excess Annual Additions held for reallocation in future Plan Years.

1.43 “Top Heavy Plan” shall mean this Plan if the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year. The account balances on any determination date shall include the aggregate distributions made with respect to Participants under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on such determination date; provided, that in the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” For the

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purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balance of any Participant shall not be taken into account if:

(a) he is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, or

(b) he has not performed any service for an Employer during the one-year period ending on the determination date.

1.44 “Trust” shall mean the Publix Super Markets, Inc. Employee Stock Ownership Trust, as it may be amended from time to time.

1.45 “Trustee” shall mean the individual, individuals or corporation designated as trustee under the Trust.

1.46 “Trust Fund” shall mean the trust fund established under the Trust from which the amounts of benefits provided for by the Plan are to be paid or are to be funded.

1.47 “Valuation Date” shall mean each December 31 and such other date(s) as may be selected by the Administrator for such purpose.

1.48 “Valuation Period” shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

1.49 “Vested Interest” shall mean, as of any date, the amount equal to a fixed, non-forfeitable percentage of a Participant’s Account balance or contribution as determined pursuant to section 8.3(b).

1.50 (a) “Year of Service” shall mean each of the consecutive 12-month periods beginning with the Employee’s Anniversary Date if during such consecutive 12-month period, the Employee completes 1,000 Hours of Service for an Employer or an Affiliate thereof.

(b) For purposes of Article V and section 7.4, a Year of Service is not completed until the end of each consecutive 12-month period without regard to when during the period that 1,000 Hours of Service are completed. For purposes of Article V, an Employee’s Years of Service shall not include any Year of Service prior to a One Year Break in Service until the Employee completes a Year of Service after the One Year Break in Service.

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(c) For purposes of Article VIII and section 14.1(e), an Employee’s Years of Service shall not include any Year of Service prior to a One Year Break in Service, but only prior to such time as the Participant has completed a Year of Service after such One Year Break in Service.

(d) For all purposes of this Plan, an Employee’s Years of Service shall include the following:

(1) for persons employed in stores acquired by the Company from Kroger Company on or after November 7, 1988, and before September 1, 1992, service with such predecessor employer if such person was employed by such predecessor employer immediately before the acquisition;

(2) for persons employed by the Par 3 Golf Center, Lakeland, Florida acquired by the Company on September 9, 1988, service with such predecessor employer if such person was employed by such predecessor employer immediately before the acquisition;

(3) for persons employed by Wolfson Pharmacy acquired by the Company on July 31, 1988, service with such predecessor employer if such person was employed by such predecessor employer immediately before the acquisition; and

(4) for persons employed by Care Systems Corporation acquired by the Company on December 27, 1996, service with such predecessor employer if such person became an Employee of the Company on December 28, 1996.

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ARTICLE II

Amendment and Restatement and Name of the Plan

The Company’s employee stock ownership plan is hereby amended and restated in accordance with the terms hereof and shall continue to be known as the “PUBLIX SUPER MARKETS, INC. EMPLOYEE STOCK OWNERSHIP PLAN.”

ARTICLE III

Purpose of the Plan and the Trust

3.1 Exclusive Benefit. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Employer, and is designed to invest primarily in Employer Securities. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

3.2 Mistake of Fact. Notwithstanding the provisions of section 3.1, any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

3.3 Participant’s Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

3.4 Qualified Plan. This Plan and the Trust are intended to qualify under the Code as a tax-free employees’ plan and trust, and particularly as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, and the provisions of this Plan and the Trust should be interpreted accordingly.

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ARTICLE IV

Plan Administrator

4.1 Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to the investments to be made of the funds in the Trust and except with respect to such other duties of the Trustee as set forth in the Trust.

4.2 Powers and Duties. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder. Also not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to adopt and implement rules for the purpose of helping Participants and other interested parties to comply with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and any regulations issued thereunder.

4.3 Direction of Trustee. It shall be the duty of the Administrator to direct the Trustee with regard to the distribution of the benefits to the Participants and others hereunder.

4.4 Summary Plan Description. The Plan Administrator shall prepare or cause to be prepared a Summary Plan Description (if required by law) and such periodic and annual reports as are required by law.

4.5 Disclosure. From time to time, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

4.6 Conflict in Terms. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trust as set forth in this Plan and in the Trust and as set forth in any explanatory booklet or other description, this Plan and the Trust shall control.

4.7 Nondiscrimination. The Administrator shall not take any action or direct the Trustee to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

4.8 Records. The Plan Administrator shall keep a complete record of all its proceedings as the administrator of the Plan and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

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4.9 Final Authority. Except to the extent otherwise required by law, the decision of the Plan Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, Participant and beneficiary and every other interested or concerned person or party.

4.10 Claims.

(a) For claims unrelated to disability:

(1) Claims for benefits under the Plan may be made by a Participant, alternate payee or a deceased beneficiary of a Participant on forms supplied by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days after the application is filed with the Administrator, unless special circumstances, which are made known to the claimant, require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty (180) day period, the claimant shall be permitted to proceed to the review stage under subsection (2). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent provisions of the Plan on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary, a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA and an explanation of the claim review procedure.

(2) If a claim is denied, a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review, upon request and free of charge, pertinent documents, records or other information relevant to the claim and to submit issues, documents and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances, such as when the Administrator determines in its sole discretion that it is appropriate to hold a hearing, require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written or electronic notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent provisions of the Plan on which the denial is based, a statement

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regarding the claimant’s right to review, upon request and free of charge, all documents, records or other information relevant to the claim and decision and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(b) For claims related to total and permanent disability under section 8.2, the following procedures shall apply:

(1) Claims for disability benefits under the Plan may be made by a Participant on forms supplied by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant by the Administrator within forty-five (45) days after the application is filed with the Administrator, unless the Administrator determines that an extension of time is necessary to process the claim, in which event the Administrator will provide the claimant with written or electronic notice of any extension, including the reasons for the extension and the date by which a decision by the Plan Administrator is expected to be made. The initial forty-five (45) day period may be extended twice by thirty (30) days for matters beyond the control of the Administrator, including cases where a claim is incomplete. Any notice of extension must explain to the claimant the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim, and, where a claim is incomplete, the additional information needed to resolve those issues. Any extension notice must provide that the claimant has forty-five (45) days from receipt of the notice in which to provide the specified information. Where the time period for the notice of denial of a claim is extended because additional information is needed, the period during which the Administrator must render a decision shall stop running from the time the notice of extension is sent until the date of the claimant’s response to the request for additional information. In the event that the claim is wholly or partly denied, the Plan Administrator shall notify the claimant in written or electronic form, and the notice of the denial shall include the specific reasons for the denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the claim to be granted, an explanation of why such material or information is necessary, a description of the Plan’s claim review procedures, the time limits under those procedures, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA, and, if applicable, a copy of any internal rule, guideline, protocol, or similar criterion that was relied upon in making the adverse determination on the claim, or a statement that an internal rule, guideline, protocol, or similar criterion was relied upon in making the adverse determination and will be provided to the claimant free of charge upon request.

(2) If a claim for disability benefits is wholly or partly denied, a claimant or his authorized representative shall have one hundred eighty (180) days after the receipt of such denial to file a request with the Plan Administrator for a review of the denial. Review of a denied claim for disability benefits shall be

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conducted by an appropriate named fiduciary who is neither the party who made the initial adverse determination, nor the subordinate of such party, and no deference will be given to the initial denial. If the initial denial was based in whole or in part on medical judgment, the named fiduciary reviewing the denied claim shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the initial denial or subordinate to that health care professional. The identity of any medical or vocational experts who provided advice to the Plan in connection with the initial denial shall be provided to the claimant without regard to whether such advice was relied upon. The review of the claim denial shall take into account all comments, documents, records, and other information submitted by the claimant, whether or not such information was submitted or considered in connection with the initial determination on the claim. The Administrator shall notify the claimant in writing or in electronic form of the determination of the denied claim on review (regardless of whether adverse) within forty-five (45) days after receipt of the request for review, unless the named fiduciary responsible for review of the claim determines that a hearing is needed or if other special circumstances require an extension. If such an extension is required, written notice of the extension, including the reasons for the extension and the date by which a decision by the named fiduciary responsible for reviewing the claim is expected to be made shall be furnished to the claimant prior to the end of the initial forty-five (45) day period. The extension shall not exceed an additional forty-five (45) days. During the review period, the claimant may submit written comments, documents, records and other information related to the claim, and upon request, will be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. In the event of an adverse determination of the denied claim on review, the claimant shall be given a written or electronic notice of that determination, which shall include the specific reasons for the denial of the claim, references to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claim, a description of any voluntary appeal procedures offered under the Plan, the claimant’s right to obtain information about such procedures, a statement regarding the claimant’s right to bring a civil action under Section 502(a) of ERISA, if applicable, a copy of any internal rule, guideline, protocol, or similar criterion that was relied upon in making the adverse determination on the claim, or a statement that an internal rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and will be provided to the claimant free of charge upon request, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment used for the determination or a statement that such explanation will be provided free of charge upon request, and the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

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(c) If a claimant fails to file a claim or request a review in the manner and in accordance with the time limitation specified in this section 4.10, such claim or request for review shall be waived and the claimant shall thereafter be barred from asserting such claim.

(d) The determination of the Plan Administrator, or named fiduciary, under this section 4.10 of any factual matter relating to a claimant or claim, including, without limitation, a Participant’s Compensation and Years of Service, shall be conclusive and binding on all parties to the claim. In making a determination on a claim, the Administrator or named fiduciary shall be entitled to rely upon all valuations, certificates, reports or other information furnished by any accountants or administrators for the Plan, the Trustee or any investment manager(s) and upon the opinions of legal counsel, to the extent such reliance is consistent with ERISA.

4.11 Appointment of Advisors. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors, shall designate one or more of its employees to perform the duties required of the Administrator hereunder.

ARTICLE V

Eligibility and Participation

5.1 Current Participants. Any Employee who was a Participant in this Plan immediately prior to the Effective Date shall remain as a Participant in the Plan.

5.2 Eligibility and Participation.

(a) Any Employee of an Employer shall be eligible to become a Participant in the Plan upon completing one Year of Service. Any such eligible Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on his Eligibility Date.

(b) A person who has satisfied the eligibility requirements of this Article V while employed by an Affiliate and who becomes an Employee of an Employer shall enter the Plan as a Participant on the date of his employment with such Employer.

5.3 Former Employees. A Participant who ceases to be an Employee and who subsequently reenters the employ of an Employer prior to a One Year Break in Service shall be eligible again to participate on the date of his reemployment. A Participant who ceases to be an

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Employee and who subsequently reenters the employ of an Employer after a One Year Break in Service shall be required to complete one Year of Service before becoming eligible again to participate in the Plan, but upon completion of such Year of Service the Participant shall be treated as participating from the date of his reemployment.

ARTICLE VI

Contributions to the Trust

6.1 Employer Contribution. Each Employer may make a contribution to the Trust for each Plan Year. The amount, if any, contributed by an Employer shall be determined by its Board of Directors.

6.2 Form and Timing of Contributions. Payments on account of the contributions due from an Employer for any Plan Year shall be made in cash and/or Employer Securities. Such payments may be made by a contributing Employer at any time, but payment of the contribution for any Plan Year shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer’s federal income tax return for its taxable year with which or within which such Plan Year ends.

6.3 Participant Contributions Not Permitted. The Plan Administrator shall not accept any Participant contributions.

6.4 No Duty to Inquire. The Trustee shall have no right or duty to inquire into the amount of any contribution made by an Employer or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by it.

6.5 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the Plan Year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee based on the same factors used in the allocation to other Participants for such Plan Year. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

6.6 Inclusion of Ineligible Employee. If, in any Plan Year, any Employee who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

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ARTICLE VII

Participants’ Accounts and Allocation of Contributions

7.1 Common Fund. Except as otherwise provided in this Plan or the Trust, the assets of the Trust (or, to the extent provided in Article XII, the assets of the Investment Fund) shall constitute a common fund in which each Participant (or each Participant whose Account has been invested in such Fund) shall have an undivided interest.

7.2 Establishment of Accounts. The Plan Administrator shall establish and maintain with respect to each Participant two accounts, designated as a Company Stock Account and an Other Investments Account, that shall reflect the Participant’s interest in the Trust Fund. The Administrator shall also establish and maintain separate Forfeiture Suspense Accounts to which shall be credited the Forfeitable Interest of each Participant who has incurred a One Year Break in Service.

7.3 Interest of Participant. The interest of a Participant in the Trust Fund shall be the combined balances remaining from time to time in his Company Stock Account and his Other Investments Account after making the adjustments required in section 7.4.

7.4 Adjustments to Accounts. Subject to the provisions of section 7.7, the Company Stock Account and the Other Investments Account of a Participant shall be adjusted from time to time as follows:

(a) As of each Valuation Date, a Participant’s Company Stock Account shall be credited with any stock dividends for the Valuation Period ending with such current Valuation Date that are received on Employer Securities allocated to his Company Stock Account.

(b) As of each Valuation Date, the Administrator shall credit any stock dividends for the Valuation Period ending with such date that are received on Employer Securities allocated to suspense accounts maintained as of such date to such suspense accounts.

(c) As of each Valuation Date, the Other Investments Account of each Participant credited with a portion of the Investment Fund shall be credited or charged, as the case may be, with a share of the earnings of the Trust Fund attributable to the Investment Fund for the Valuation Period ending with such current Valuation Date.

(1) The earnings attributable to the Investment Fund (excluding earnings attributable to the Forfeiture Suspense Accounts and Section 415 Suspense Accounts) and the share of such earnings attributable to a Participant’s Other Investments Account shall be determined as follows:

(A) The earnings attributable to the Investment Fund for any Valuation Period shall consist of

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(i) the aggregate of the unrealized appreciation or depreciation accruing to the portion of the Trust Fund attributable to the Investment Fund during such period; and

(ii) that portion of the income earned or the loss sustained by the portion of the Trust Fund attributable to the Investment Fund during such period (whether from investments or from the sale or exchange of assets).

(B) Earnings attributable to the Investment Fund for any Valuation Period shall be allocated to each Participant who has an Other Investments Account (excluding Forfeiture Suspense Accounts) as of the preceding Valuation Date. The Other Investments Account of each eligible Participant (or, in the case of a Participant who has died, each eligible beneficiary) shall be credited with an amount that shall bear the same ratio to the earnings attributable to the Investment Fund as the average monthly balance in such Participant’s Other Investments Account during the Valuation Period ending with the current Valuation Date bears to the sum of the average monthly balances in the Other Investments Accounts during the Valuation Period ending with the current Valuation Date of all Participants who are entitled to share in such earnings. For purposes of this section 7.4(c)(1)(B), each Participant’s average monthly balance in his Other Investments Account shall be equal to the portion of the Investment Fund credited to his Other Investments Account at the commencement of each calendar month. For purposes of the preceding sentence, any distribution or transfer of assets (including any payments made with the assets of such Account for the purchase of Employer Securities) from the Investment Fund during a Valuation Period which is otherwise charged against a Participant’s Other Investments Account as of the Valuation Date at the close of such Valuation Period shall be recognized as of the actual date of distribution or transfer. Notwithstanding the foregoing, in the Plan Year in which a Participant receives a distribution of one hundred percent (100%) of his Account, such Participant’s Other Investments Account shall not be credited with any earnings or losses for any portion of such Plan Year.

(2) The Administrator shall allocate any earnings (other than stock dividends described in section 7.4(b)) attributable to Forfeiture Suspense Accounts and Section 415 Suspense Accounts maintained as of the Valuation Date at the close of the Valuation Period to the Accounts of Participants as described in section 7.4(f).

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(3) The earnings attributable to Participants’ Other Investments Accounts shall not include any appreciation, depreciation, dividends, other income or loss attributable to the Plan’s investment in Employer Securities.

(d) As of each Valuation Date, the Company Stock Account of a Participant shall be credited with his allocable share of

(1) Employer Securities attributable to contributions by his Employer;

(2) Forfeitures of Employer Securities; and

(3) Employer Securities purchased, directly or indirectly, with the assets of the Participant’s Other Investments Account.

The Company Stock Account of a Participant shall be debited for any payments made with Employer Securities from such Account for the purchase, directly or indirectly, of assets other than Employer Securities.

(e) As of each Valuation Date, the Other Investments Account of a Participant shall be credited with his allocable share of

(1) Contributions by his Employer in a form other than Employer Securities (except for Employer contributions used to promptly purchase Employer Securities); and

(2) Forfeitures of assets other than Employer Securities.

The Other Investments Account of a Participant shall be debited for any payments made with the assets of such Account for the purchase, directly or indirectly, of Employer Securities, and such Account shall be credited for any cash dividends paid on Employer Securities in the Participant’s Company Stock Account to the extent that such cash dividends are not distributed to Participants pursuant to sections 7.5 or 9.2.

(f) For purposes of sections 7.4(c)(2), 7.4(d) and 7.4(e), Employer contributions, Forfeitures, and earnings attributable to Forfeiture Suspense Accounts and Section 415 Suspense Accounts described in section 7.4(c)(2) (for purposes of this section 7.4(f), such earnings shall be referred to as “additional contributions”), if any, with respect to the Plan Year shall be allocated, as of the Valuation Date, among Participants’ Company Stock Accounts and the Other Investments Accounts, as the case may be. A Participant’s share of the amount of the Employer contribution, Forfeitures, and additional contributions for the Plan Year shall be the amount that shall bear the same ratio to the total of such amounts as the Participant’s Compensation for such Plan Year bears to the aggregate Compensation for the Plan Year of all Participants for that period who are entitled to share in the Employer contribution, Forfeitures, and additional contributions for such Plan Year; provided that a Participant shall not be entitled to share in the Employer contribution, Forfeitures, and additional contributions unless:

(1) such Participant has been credited with a Year of Service as of the date preceding his Anniversary Date occurring during the Plan Year and the Participant is employed by his Employer on the last day of the Plan Year, or

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(2) such Participant has terminated his employment during the Plan Year (regardless of whether such termination is the result of retirement, death, disability or severance of employment) and the Participant has a Vested Interest in the balance of his Account as of his date of termination.

For purposes of determining each Participant’s share of the Employer contribution, Forfeitures and additional contributions for the Plan Year ending September 30, 1990, the Administrator shall allocate such amounts to each eligible Participant on the basis of such Participant’s Compensation attributable to the 1989 calendar year, if such Compensation exceeds the Compensation attributable to the Plan Year ending September 30, 1990.

Notwithstanding the preceding provisions of this section 7.4(f), for each Plan Year in which this Plan is a Top Heavy Plan, a Participant who is employed by an Employer on the last day of such Plan Year, who is a Non-Key Employee, who earns Compensation from an Employer for such Plan Year shall be entitled to share in the Employer contribution, Forfeitures, and additional contributions to the extent such allocation does not exceed at least three percent (3%) of his Section 415 Compensation regardless of whether such Plan Year constitutes a Year of Service for such Participant. However, if the Employer contributions, Forfeitures, and additional contributions allocated to each Key Employee’s Account hereunder (as well as his Employer contribution accounts under any other defined contribution plan maintained by such Employer or an Affiliate, including any elective contributions to any plan subject to Code Section 401(k)) is less than three percent (3%) of each Key Employee’s Section 415 Compensation, the sum of Employer contributions, Forfeitures, and additional contributions allocated, as a percentage of his Section 415 Compensation, to a Participant who is a Non-Key Employee pursuant to the immediately preceding sentence shall be equal to the largest percentage allocated to the accounts of any Key Employee. For purposes of satisfying the three percent (3%) minimum contribution required under this section 7.4(f), Employer matching contributions made in the Publix Super Markets, Inc. 401(k) SMART Plan shall be taken into account for purposes of calculating the minimum required contribution under the Plan. Notwithstanding the foregoing sentence, Employer matching contributions that are used to satisfy the minimum contribution requirement hereunder shall be treated as matching contributions for purposes of the actual contribution percentage test under the Publix Super Markets, Inc. 401(k) SMART Plan.

(g) As of each Valuation Date (unless otherwise provided hereinabove), each Participant’s Company Stock Account and Other Investments Account shall be charged with the amount of any distribution made to the Participant or his beneficiary from such Accounts pursuant to Article IX during the Valuation Period ending with such Valuation Date.

(h) In the event that a Participant elects to receive a diversification distribution from his Company Stock Account pursuant to Article X, the Participant’s Company Stock Account shall be charged with the amount of the Employer Securities that are distributed during the Valuation Period ending with the current Valuation Date.

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(i) (1) If a Participant incurs a One Year Break in Service, then the Forfeitable Interests of the Participant in his Accounts, determined as of the Valuation Date immediately preceding the date of his One Year Break in Service, shall be placed in Forfeiture Suspense Accounts at the end of the Plan Year coincident with or immediately following the date such One Year Break in Service occurs. If such Participant incurs five (5) consecutive One Year Breaks in Service, then upon the occurrence of such five (5) consecutive One Year Breaks in Service, the Forfeitable Interests of the Participant allocated to his Forfeiture Suspense Accounts shall be deemed to be forfeited and such Forfeitures shall be allocated, pursuant to the provisions of sections 7.4(d) and 7.4(e), at the end of the Plan Year coincident with or immediately following the date such fifth (5th) consecutive One Year Break in Service occurs.

     (2) If a Participant whose Forfeitable Interests were placed in Forfeiture Suspense Accounts under section 7.4(i)(1) does not incur five (5) consecutive One Year Breaks in Service, then the Forfeitable Interests of the Participant held in Forfeiture Suspense Accounts pursuant to the provisions of section 7.4(i)(1) shall be reallocated to the Accounts of the Participant as of:

(A) (for any Participant whose One Year Break in Service occurred as a result of his failure to accrue more than 500 Hours of Service while continuing his employment) the Valuation Date coincident with or next following the last day of the twelve consecutive month period beginning with the Participant’s Anniversary Date during which he again accrues more than 500 Hours of Service; or

(B) (for any Participant whose One Year Break in Service occurred as a result of his severance of employment) the first day of the Plan Year in which he completes a Year of Service after a One Year Break in Service.

     (3) If a Participant is less than one hundred percent (100%) vested in his Accounts and his Forfeitable Interests have been placed in Forfeiture Suspense Accounts pursuant to section 7.4(i)(1) as a result of his One Year Break in Service, then, if the Participant continues his employment, or resumes employment with an Employer or an Affiliate before the occurrence of five (5) consecutive One Year Breaks in Service, until such time as there is a fifth (5th) consecutive One Year Break in Service resulting in Forfeitures as described in section 7.4(i)(1) or until the reallocation of Forfeiture Suspense Accounts to a Participant’s Accounts as described in section 7.4(i)(2), the amount equal to a Participant’s Vested Interest in his Accounts (including the Forfeiture Suspense Accounts established on his behalf pursuant to section 7.4(i)(1)) at any time shall be equal to an amount (“X”) determined by the formula X = P(AB + D) - D,

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where “P” is the vested percentage of the Participant at such time, “AB” is the balance in the Participant’s Accounts (including any Forfeiture Suspense Accounts established on his behalf pursuant to section 7.4(i)(1)) at such time and “D” is the amount distributed as a severance of employment benefit. If the amount equal to the Participant’s Vested Interest, determined under the preceding sentence, exceeds the amount credited to his Accounts (without regard to the amount credited to his Forfeiture Suspense Accounts), the portion of the Participant’s Forfeiture Suspense Accounts equal to such excess amount shall be reallocated to the Accounts of the Participant as of the date such excess amount arises.

     (4) A Participant whose Forfeitable Interests are placed in a Forfeiture Suspense Account is not entitled to earnings on such Forfeitable Interests and is not entitled to any cash dividends on any Employer Securities held in the Forfeiture Suspense Account.

(j) The Plan Administrator may adopt such additional accounting procedures as are necessary to accurately reflect each Participant’s interest in the Trust Fund. All such procedures shall be applied in a consistent nondiscriminatory manner.

7.5 Payment of Dividends. Cash dividends paid with respect to units of Employer Securities that are credited to Participants’ Company Stock Accounts may be distributed to Participants or allocated to Participants’ Other Investments Accounts in accordance with the terms of section 9.2 and the Trust.

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7.6 Valuation.

(a) Except as otherwise required in the Trust, for purposes of all computations required by this Article VII, the accrual method of accounting shall be used, and the Trust Fund, each separate portion of the Trust Fund and the assets thereof shall be valued at their fair market value as of each Valuation Date.

(b) Employer Securities shall be accounted for as provided in Treasury Regulation Section 1.402(a)-1(b)(2)(ii), as amended, or any successor regulation or statute.

7.7 Limitation on Allocation of Contributions.

(a) Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant’s Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of (1) $40,000 (as adjusted from time to time under applicable law) or (2) one hundred percent (100%) of the Participant’s Section 415 Compensation for such Limitation Year.

(b) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in more than one defined contribution plan maintained by any Employer or any Affiliate and the aggregate Annual Additions to such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the Annual Additions for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in section 7.7(c). Adjustments shall be made to the Publix Super Markets, Inc. 401(k) SMART Plan, if necessary to comply with such limits, before any adjustments may be made to this Plan. Adjustments shall then be made to this Plan, if necessary to comply with such limits, before any adjustments may be made to any other plan maintained by any Employer or any Affiliate.

(c) For Limitation Years beginning before January 1, 2008, if as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of elective deferrals that may be made to the Publix Super Markets, Inc. 401(k) SMART Plan, or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant (including savings and matching contributions to the Publix Super Markets, Inc. 401(k) SMART Plan) would cause the limitations set forth in this section 7.7 to be exceeded, the excess amount shall be held unallocated in the Section 415 Suspense Account for the Plan Year and reallocated among the Participants as of the end of the next Plan Year to all of the Participants in the Plan in the same manner as an Employer contribution under the terms of sections 7.4(d) and 7.4(e) before any further Employer contributions are allocated to

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the Accounts of the Participants, and such allocations shall be treated as Annual Additions to the Accounts of the Participants. In the event that the limits on Annual Additions for any Participant would be exceeded before all of the amounts in the Section 415 Suspense Account are allocated among the Participants, then such excess amounts shall be retained in the Section 415 Suspense Account to be reallocated as of the end of the next Plan Year and any succeeding Plan Years until all amounts in the Section 415 Suspense Account are exhausted. The Section 415 Suspense Account shall not be credited or charged with a share of the earnings for each Valuation Period during which it is in existence. For Limitation Years beginning on or after January 1, 2008, Annual Additions that would cause the limitations set forth in this section 7.7 to be exceeded shall be corrected as permitted under the Employee Plans Compliance Resolution System maintained by the Internal Revenue Service.

ARTICLE VIII

Benefits Under the Plan

8.1 Retirement Benefit.

(a) A Participant shall be entitled to retire from the employ of his Employer, regardless of whether the Participant has incurred a One Year Break in Service on such date, upon such Participant’s Normal Retirement Date. Except as otherwise provided in section 9.1(b)(2), until a Participant actually retires from the employ of his Employer, no retirement benefits shall be payable to him, and he shall continue to be treated in all respects as a Participant.

(b) Upon the retirement of a Participant as provided in section 8.1(a) and subject to adjustment as provided in section 9.4, such Participant shall be entitled to a retirement benefit in an amount equal to one hundred percent (100%) of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his retirement, increased by the amount of contributions, if any, made by his Employer to, and decreased by any distributions made to the Participant from, the Participant’s Accounts subsequent to such Valuation Date.

8.2 Disability Benefit.

(a) In the event that a Participant’s employment with his Employer is terminated by reason of his total and permanent disability and subject to adjustment as provided in section 9.4, such Participant shall be entitled to a disability benefit in an amount equal to one hundred percent (100%) of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the termination of his employment, increased by the amount of contributions, if any, made by his Employer to, and decreased by any distributions made to the Participant from, the Participant’s Accounts subsequent to such Valuation Date. Notwithstanding the foregoing provisions of this paragraph (a), in the event that a Participant’s employment with his Employer is

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terminated by reason of his total and permanent disability, he shall not become fully (100%) vested in his Accounts by virtue of such disability if, on the date of such termination:

(1) the Participant had incurred a One Year Break in Service during the computation period ending on the most recent Anniversary Date prior to such termination, or

(2) the Participant had reentered the employ of an Employer but had not yet become eligible to resume participation in the Plan under section 5.3 at the time of his termination.

(b) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a Doctor of Medicine who is licensed to practice medicine in the State in which the Participant was employed by his Employer and who is acceptable to the Plan Administrator, and only if such proof is received by the Administrator within one hundred eighty (180) days after the date of the termination of such Participant’s employment.

8.3 Severance of Employment Benefit.

(a) In the event a Participant’s employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, and subject to adjustment as provided in section 9.4, such Participant shall be entitled to a severance of employment benefit in an amount equal to his Vested Interest in the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the termination of his employment, increased by his Vested Interest in the amount of contributions, if any, made by his Employer to, and decreased by any distributions made to the Participant from, the Participant’s Accounts subsequent to such Valuation Date.

(b)	(1) (A) For a Participant who is not eligible to have his Vested Interest determined under the three (3) year vesting schedule set forth below in subsection (B), the Vested Interest in the Accounts of the Participant shall be a percentage of the balance of such Accounts as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 5 Years of Service	0%
5 years or more	100%

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(B) For a Participant who (i) receives an allocation of Employer contributions, Forfeitures and additional contributions for any Plan Year beginning after December 31, 2006, (ii) is an Employee of an Employer on December 31, 2007, had completed two (2) Years of Service and at least 1,000 Hours of Service during the Plan Year ended on December 31, 2007, (iii) is an Employee of an Employer on, and has completed at least three (3) Years of Service as of, December 31, 2007, if such Participant has not incurred a One Year Break in Service or is eligible to resume participation in the Plan under section 5.3, (iv) terminated from employment as an Employee of an Employer during the Plan Year ended December 31, 2007, after completing at least two (2) Years of Service and at least 1,000 Hours of Service in such Plan Year and terminated on a date when the Participant either had not incurred a One Year Break in Service or was eligible to resume participation in the Plan under section 5.3, or (v) terminated from employment as an Employee of an Employer during the Plan Year ended December 31, 2007, after completing at least three (3) Years of Service and more than 500 Hours of Service in such Plan Year and terminated on a date when the Participant either had not incurred a One Year Break in Service or was eligible to resume participation in the Plan under section 5.3, the Vested Interest in the Accounts of the Participant shall be a percentage of the balance of such Accounts as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 3 Years of Service	0%
3 years or more	100%

(2) Notwithstanding the provisions of section 8.3(b)(1), for any Plan Year in which this Plan is a Top Heavy Plan, a Participant’s Vested Interest in his Accounts shall be a percentage of the balance of such Accounts as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 2 Years of Service	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years, but less than 6 years	80%
6 years or more	100%

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(3) If at any time this Plan ceases to be a Top Heavy Plan after being a Top Heavy Plan for one or more Plan Years, the change from being a Top Heavy Plan shall be treated as if it were an amendment to the Plan’s vesting schedule for purposes of sections 14.1(c) and (e).

(4) Notwithstanding the foregoing, a Participant shall be one hundred percent (100%) vested in his Accounts upon attaining his Normal Retirement Date.

(5) Notwithstanding the foregoing, a Participant who was an Employee of the Company on December 31, 2005, and who became an employee of Publix Employees Federal Credit Union as of January 1, 2006, shall be one hundred percent (100%) vested in his Accounts as of January 1, 2006.

(c) Notwithstanding any other provision of this section 8.3 to the contrary, if a Participant is reemployed by an Employer or an Affiliate before a total distribution of his benefit occurs, the Participant shall not be entitled to any severance of employment benefits (or, in the case of installment distributions that have already commenced, any further severance of employment benefits) as a result of his prior termination of employment; provided, however, that nothing contained herein shall require or permit the Participant to return or otherwise have restored to his Accounts any Employer Securities or other funds distributed to him prior to his reemployment.

8.4 Death Benefit.

(a) In the event that a Participant’s employment with his Employer is terminated by reason of his death and subject to adjustment as provided in section 9.4, his beneficiary shall be entitled to a death benefit in an amount equal to one hundred percent (100%) of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his death, increased by the amount of contributions, if any, made by his Employer to, and decreased by any distributions made to the Participant from, the Participant’s Accounts subsequent to such Valuation Date. In the event that a Participant dies after the termination of his employment, his beneficiary shall be entitled to a death benefit equal to the amount provided under section 8.1, 8.2 or 8.3, as the case may be, provided that any such death benefit shall be in lieu of the payment of any further benefit under this Article. Notwithstanding the foregoing provisions of this

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paragraph (a), in the event that a Participant’s employment with his Employer is terminated by reason of his death, he shall not become fully (100%) vested in his Accounts as a result of such death if, on the date of such termination:

(1) the Participant had incurred a One Year Break in Service during the computation period ending on the most recent Anniversary Date prior to such termination, or

(2) the Participant had reentered the employ of an Employer but had not yet become eligible to resume participation in the Plan under section 5.3 at the time of his termination.

(b) Subject to the provisions of section 8.4(c), at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument signed by the Participant and filed with the Plan Administrator. If the Participant designates two or more beneficiaries, but fails to specify the portion that each beneficiary is to receive, they shall share equally. In the event that a Participant has designated two or more beneficiaries, and one or more (but less than all) of such beneficiaries predecease the Participant, then, absent a specific designation by the Participant to the contrary, the surviving designated beneficiary or beneficiaries shall split the deceased beneficiary’s or beneficiaries’ share on a pro-rata basis (based upon the percentages designated by the Participant). In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or all such beneficiaries shall predecease the Participant, then the Participant’s surviving Eligible Spouse, and if none, then the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant or no court order authorizes a distribution pursuant to applicable state law, then his next of kin under the statute of descent and distribution of the state in which the Participant was domiciled at the time of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

(c) Notwithstanding the foregoing, if the Participant is married for not less than one year as of the date of his death, the Participant’s surviving Eligible Spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the Eligible Spouse consents or has consented to the Participant’s designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that Eligible Spouse. An Eligible Spouse’s consent shall be a restricted consent (which may not be changed as to the beneficiary unless the Eligible Spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this section

8.4(c), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Plan Administrator with a court order to such effect.

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ARTICLE IX

Payment of Benefits, Put Option and Right of First Refusal

9.1 Time for Distribution of Benefits.

(a) Except as otherwise provided under this Article IX, the amount of the benefit to which a Participant is entitled under section 8.1, 8.2, 8.3, or 8.4 shall be paid to him or, in the case of a death benefit, shall be paid to the Participant’s beneficiary or beneficiaries, beginning as soon as practicable following the Participant’s retirement, disability, severance of employment or death, as the case may be.

(b) Unless the Participant elects otherwise, any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to section 9.1(a) shall commence not later than the earlier of:

(1) the 60th day after the last day of the Plan Year in which the Participant’s employment is terminated or, if later, in which occurs the Participant’s Normal Retirement Date, subject, in either case, to the provisions of section 9.1(c); or

(2) April 1 of the year immediately following the calendar year in which the Participant reaches age 70 1/2 or retires, whichever is later; provided, however, that:

(A) a Participant who attains age 70 1/2 prior to January 1, 1999, shall receive his benefits in accordance with the minimum distribution requirements under Section 401(a)(9) of the Code as in effect immediately prior to January 1, 1997, unless he elects in writing to cease receiving such benefits and instead elects to defer commencement of such benefits until his actual retirement;

(B) a Participant who attains age 70 1/2 on or after January 1, 1999, may elect to begin receiving his benefits in accordance with the minimum distribution requirements under Section 401(a)(9) of the Code as in effect prior to January 1, 1997; and

(C) a Participant who is a five percent (5%) owner (as defined in Section 416 of the Code) shall begin receiving payment of his retirement benefit no later than April 1 after the end of the calendar year in which he attains age 70 1/2 even if he has not actually retired from the employ of his Employer at the time, and the elections described in section 9.1(b)(2)(A) and (B) shall not apply to such Participant.

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(c) Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant is entitled under section 8.1, 8.2, or 8.3 prior to the Participant’s 62nd birthday unless the value of his benefit does not exceed $1,000 or unless the Participant consents to the distribution. The Plan Administrator shall provide each Participant entitled to a distribution of more than $1,000 with a written notice of his rights, which shall include an explanation of the alternative dates for distribution of benefits and the optional forms of benefit available to the Participant. The Participant may elect to exercise such rights, no less than thirty (30) days and no more than one hundred eighty (180) days before the first date upon which distribution of the Participant’s Vested Interest in the Accounts may be made; provided, however, that such distribution may commence less than thirty (30) days after the provision of the notice if the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and if the Participant, after receiving the notice, affirmatively elects a distribution. In the event that a Participant does not consent to a distribution of a benefit in excess of $1,000 to which he is entitled under section 8.1, 8.2, or 8.3, the amount of his benefit shall commence to be paid to the Participant not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his 62nd birthday.

(d) Notwithstanding the other provisions of this Plan, in the event that an alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, should die before receiving the entire balance under the Accounts established for such alternate payee, then the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his death, decreased by any distributions made to the alternate payee from his Accounts subsequent to such Valuation Date, shall be distributed to the beneficiary or beneficiaries of the alternate payee (as determined in accordance with the provisions of section 8.4) as soon as practicable following the death of the alternate payee, unless and to the extent that the Qualified Domestic Relations Order provides otherwise.

9.2 Manner of Payment.

(a) The amount of any benefit to which a Participant (or a beneficiary of a Participant) is entitled under Article VIII hereof shall be paid to him in the form of a lump sum.

(b) In the event of the death of the Participant before distribution to the Participant has been made or commenced and the death benefit exceeds $5,000, payment of the benefit shall be made:

(1) in the case where the designated beneficiary is the Participant’s surviving spouse, at the time the Participant would have reached age 70 1/2; and

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(2) in any other case, approximately five years from the date of the Participant’s death, but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

Notwithstanding the foregoing, any beneficiary whose benefits are subject to this paragraph (b) may make an irrevocable election to receive the death benefit at any time before the date of distribution described above.

(c) In the event of the death of the Participant after distribution to the Participant has commenced, payment of the remaining amount of the Participant’s Account shall be made in a single lump sum payment as soon as administratively practicable following the death of the Participant.

(d) A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. In the event that a Distributee elects to have only a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, the portion must not be less than $500 (as adjusted from time to time under applicable law).

(e) Notwithstanding the foregoing, benefit payments shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9)(G) of the Code, the regulations issued thereunder (including Regulation Section 1.401(a)(9)-5(d)), and such other rules thereunder as may be prescribed by the Commissioner.

(f) In the event that distribution to the Participant commences under section 9.1(b)(2), the minimum amount that will be distributed for each distribution calendar year during the Participant’s lifetime is the lesser of:

(1) the quotient obtained by dividing the amount of the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s surviving spouse, the quotient obtained by dividing the amount of the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this section 9.2(f) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

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(g) For purposes of section 9.2(f), the following definitions shall apply:

(1) “Designated beneficiary” shall refer to the individual who is designated as the beneficiary under section 8.4 and is the designated beneficiary in accordance with Section 401(a)(9) of the Code and the applicable Treasury regulations issued with respect thereto.

(2) “Distribution calendar year” shall refer to a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) “Participant’s Account balance” shall refer to the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”), adjusted as follows: (i) the Account balance is increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date; and (ii) the Account balance is decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(4) “Required beginning date” shall refer to the date specified in section 9.1(b)(2).

9.3 Form of Payment. The amount of any benefit to which a Participant is entitled under Article VIII hereof shall be paid to him, to the extent possible, in units of Employer Securities. Accordingly, any balance in the Participant’s Other Investments Account shall be converted into shares of Employer Securities at its Fair Market Value on the date of the conversion.

9.4 Periodic Adjustments. To the extent the balance of a Participant’s Accounts has not been distributed and remains in the Plan, and notwithstanding anything contained in the Plan to the contrary, the value of such remaining balance shall be subject to adjustment from time to time pursuant to the provisions of Article VII.

9.5 Distribution Elections Before January 1, 1984. To the extent permitted by the Code and other applicable law, the provisions of Article VIII and this Article IX shall not apply

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to the distribution of any portion of the balance of a Participant’s Accounts that is subject to a designation made by a Participant prior to January 1, 1984, if such designation was accepted by the Administrator, and met the requirements of applicable law on December 31, 1983.

9.6 Put Options.

(a) The provisions of this section 9.6 relate to all Employer Securities held as assets of the Trust. Except to the extent hereinafter provided in this section 9.6, except as provided in section 9.7, or except as otherwise required by applicable law, no such Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

(b) If any such Employer Securities, when distributed to or for the benefit of a Participant, are not then listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the “1934 Act”) or are not then quoted on a system sponsored by a national securities association registered under Section 15A(b) of the 1934 Act, or, if so listed or quoted, are then subject to a trading limitation (a restriction under any federal or state securities law, any regulation thereunder or any permissible agreement affecting such Employer Securities, that makes such Employer Securities not as freely tradable as Employer Securities not subject to such restriction), then the Participant, the Participant’s beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall be granted an option to put any of the units of such Employer Securities to the Company. The put option shall provide that, for a period of fifteen (15) months after such shares are distributed, the Participant, the Participant’s beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall have the right to have the Company purchase such units at their Fair Market Value on the date the put option is exercised. Any such put option shall be exercised by the holder notifying the Company in writing that the put option is being exercised; the date of exercise shall be the date the Company receives such written notice (which, if received prior to the date of distribution, shall not be deemed to be received until such time as the date the stock is distributed to the person entitled to the shares). Payment of the purchase price shall be made by the Company, at the election of the Company, either in cash within thirty (30) days after the date of exercise or by an installment purchase. Any installment purchase must provide for adequate security, a reasonable interest rate and a payment schedule providing for cumulative payments at any time not less than the payments that would be made if made in substantially equal annual installments beginning within thirty (30) days and ending not more than five (5) years (which may be extended to a date no later than the earlier of ten (10) years after the date of exercise) after the date the put option is exercised.

(c) The following special rules shall apply to any put option granted with respect to any such Employer Securities:

(1) At the time that any such put option is exercised, the Plan shall have an option to assume the rights and obligations of the Company under the put option.

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(2) If federal or state law will be violated by the Company honoring the put option provided in this section 9.6, the holder of any such put option shall have the right to put such Employer Securities to a third party that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial, the identity of such third party to be selected by the Plan Administrator.

(3) If any such Employer Securities are publicly traded without restriction when distributed, but cease to be so traded within fifteen (15) months after distribution, the Company shall notify each holder of such Employer Securities, in writing, on or before the tenth (10th) day after the date such Employer Securities cease to be so traded, that for the remainder of the fifteen (15) month period, such Employer Securities are subject to a put option. Such notice shall also inform the holder of the terms of such put option (which terms shall be consistent with the provisions of this section 9.6). If such notice is given after the tenth (10th) day after the date such Employer Securities cease to be so traded, the duration of the put option shall be extended by the number of days between such tenth (10th) day and the date on which notice is actually given.

(4) The period during which a put option is exercisable shall not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(d) Except as otherwise permitted by law, the provisions of this section 9.6 are not terminable for any reason, including as a result of the cessation of the Plan as an employee stock ownership plan.

(e) Notwithstanding the foregoing, to the extent a Participant receives a distribution under the Plan that consists of a fractional share of Employer Securities, the recipient of such distribution shall be deemed to have exercised the put option with respect to such fractional share at its Fair Market Value on the date the Participant is entitled to such distribution.

9.7 Right of First Refusal. The Company or, if the Company does not exercise such right, the Plan, shall have a right of first refusal with respect to any Employer Securities constituting stock or another equity security or a debt security convertible into stock or another equity security that are distributed for the benefit of a Participant or his beneficiary or beneficiaries under this Plan. Such right of first refusal shall be subject to the following terms and conditions:

(a) At the time the right of first refusal may be exercised, the Employer Securities subject thereto must not then be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the “1934 Act”) or must not then be quoted on a system sponsored by a national securities association registered under Section 15A(b) of the 1934 Act.

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(b) If at any time the person owning or otherwise having the right to sell such Employer Securities subject to the right of first refusal (whether or not such person received such securities from the Trust or as a result of a gift, a pledge or otherwise) desires to sell such securities, or any portion thereof, such person shall provide notice in writing to the Company and to the Trustee (on behalf of the Plan), with such notice to include the name and address of the person to whom it is proposed that the securities be sold and of the person proposing to make the sale, the proposed purchase price therefor and the proposed terms of payment. The Company and/or the Trustee shall have fourteen (14) days from the giving of such notice within which to give notice in writing to the person proposing to make the sale of the desire to exercise the right of first refusal. If both the Company and the Trustee (on behalf of the Plan) exercise such right of first refusal, the Company shall have the first right to make the purchase.

(c) If the Company or the Trustee exercises the right of first refusal, the purchase of the shares shall take place as soon thereafter as is practicable at the offices of the purchaser. The purchase price and other terms of the purchase shall not be less favorable to the seller than the greater of the Fair Market Value of the securities in question or the purchase price and other terms offered by the proposed purchaser (other than the Company or the Plan), making a good faith offer to purchase the security.

9.8 Distribution for Minors. Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant or beneficiary is entitled if the Plan Administrator has actual knowledge that such Participant or beneficiary is legally incompetent, by age or otherwise, to receive such benefit, until either:

(a) a legal guardian has been appointed to receive and account for such benefit to and on behalf of the Participant or beneficiary, or

(b) another person is legally entitled to receive such benefit on behalf of the Participant or beneficiary and payment to such person will discharge the Plan’s obligation to the Participant or beneficiary.

Notwithstanding the foregoing, if the law of the applicable state permits distribution to a natural guardian of the child, then the Plan Administrator is authorized to make the distribution to a natural guardian where applicable (e.g., Florida Statute Section 744.301). A payment made on behalf of a minor beneficiary pursuant to the provisions of this section 9.8 shall fully discharge the Trustee, the Employer, and the Plan from further liability on account thereof.

9.9 Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the

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expiration of two (2) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or his beneficiary despite the reasonable effort of the Administrator to locate such Participant or his beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event that a Participant or beneficiary are located subsequent to the reallocation of the amount of the Forfeiture, the amount forfeited (without earnings or other adjustment) shall be immediately restored to the Accounts of the Participant or beneficiary, such restoration to be made from Forfeitures and, if necessary, by contributions of his Employer. Restoration under this section 9.9 shall constitute the first use of Forfeitures in a year, and the Forfeitures available for allocation under section 7.4(f) shall be reduced accordingly.

9.10 Qualified Domestic Relations Order. An alternate payee who is entitled to benefits pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code shall be entitled to receive payment of such benefits at the time specified in such order, whether or not the Participant has attained his earliest retirement age (within the meaning of Section 414(p)(4)(B) of the Code). Payment shall be made pursuant to such an order, to the extent provided therein, as soon as practicable after the Plan Administrator has determined the order to be a Qualified Domestic Relations Order.

ARTICLE X

Diversification Distributions

10.1 Diversification Distributions. Any Participant who has attained the age of fifty-five (55) years and has completed ten (10) years of participation in the Plan, shall have the right to direct the Trustee to distribute a portion of his Company Stock Account before his retirement, death, total and permanent disability, or severance of employment as a diversification distribution. Employer Securities distributed pursuant to this Article X shall be subject to the provisions of sections 9.6 and 9.7.

(a) Such a Participant may elect, within ninety (90) days after the close of the first Plan Year in the Diversification Election Period, to receive a distribution of shares of Employer Securities in an amount not exceeding twenty-five percent (25%) of the portion of the balance of his Company Stock Account attributable to Employer Securities, determined as of the last day of such Plan Year.

(b) Within ninety (90) days after the close of the second, third, fourth and fifth Plan Years in the Diversification Election Period, such a Participant may elect to receive a distribution of shares of Employer Securities in an amount equal to the difference between

(1) twenty-five percent (25%) of the portion of the balance of his Company Stock Account attributable to Employer Securities, determined as of the last day of such Plan Year, and

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(2) the amount with respect to which a diversification distribution was previously elected.

(c) In the final Plan Year of the Diversification Election Period, the Participant may elect to receive a distribution of shares of Employer Securities in an amount equal to the difference between

(1) fifty percent (50%) of the portion of the balance of his Company Stock Account attributable to Employer Securities, determined as of the last day of such Plan Year, and

(2) the amount with respect to which a diversification distribution was previously elected.

10.2 Election. An eligible Participant’s diversification election shall be made in writing on such forms as may be approved by the Plan Administrator, with the Participant designating the percentage or number of shares to be distributed from his Company Stock Account that is available for distribution as described in section 10.1.

10.3 Timing of Distribution. If any Participant elects to receive a diversification distribution in any year in the Diversification Election Period, the Trustee shall distribute Employer Securities that are allocated to the Company Stock Account of the Participant with a value equal to the amount to be distributed no later than ninety (90) days after the close of the diversification election period during which the Participant’s election is made.

10.4 Minimum Distribution. Notwithstanding any other provision of this Article X, no diversification distribution shall be made to any Participant unless the value of the Employer Securities allocated to the Participant’s Company Stock Account, exceeds $500 as of the Valuation Date immediately preceding the first day on which the Participant may elect a diversification distribution.

10.5 Prior Rule. Prior to January 1, 2000, this Article X of the Plan applied only to Employer Securities acquired by, or contributed to, the Plan after December 31, 1986.

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ARTICLE XI

Hardship Withdrawals

11.1 Hardship Withdrawals In General. If a Participant who is an active Employee incurs a Hardship, such Participant may apply to the Administrator for the withdrawal of a portion of his Vested Interest in his Accounts not in excess of the amount of such Hardship. The Administrator shall determine whether an immediate and heavy financial need exists and the amount necessary to meet the need or the lesser amount, if any, to be distributed to such Participant, in a uniform and nondiscriminatory manner. If the Administrator approves a Hardship withdrawal, it shall direct the Trustee to distribute such amount to such Participant from his Accounts.

11.2 Immediate and Heavy Financial Need. An immediate and heavy financial need shall be deemed to include

(a) expenses of uninsured medical care that are not elective cosmetic in nature incurred by the Participant or his spouse or children or necessary for such persons to obtain such uninsured medical care,

(b) once per Plan Year and once per purchase, payments (other than mortgage payments) up to a maximum of $10,000 directly related to the costs due at closing for the purchase of a Participant’s primary residence,

(c) payment of tuition, related educational fees and related on-campus room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant or his spouse or children,

(d) once per Plan Year, payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of such residence, or

(e) expenses associated with the funeral of a Participant’s spouse, child, parent (or parent-in-law), grandparent (or grandparent-in-law), or any other family member who resides in the Participant’s household preceding such person’s death.

When Employees are affected by a significant natural disaster, also known as an Act of God, the Administrator may temporarily expand the provisions of this section 11.2 to allow Participants, who are active Employees and who are directly affected by the natural disaster to request Hardship withdrawals from their Vested Interests in their Accounts for the expenses to repair damages to their primary residences located in an area designated by the President of the United States as a federal disaster area (the “area”) and/or to their personal vehicles that were damaged while in the area, in each case to the extent that such damage is not covered by individual insurance policies, and for which the Participant is not otherwise compensated or reimbursed for the expenses arising from such damage. The definition of “significant natural disaster” shall be determined at the discretion of the Administrator based on factors including, but not limited to, the impact of the disaster to participating Employers’ operations and Employees and the severity of the disaster.

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11.3 Availability. The Administrator shall determine whether a distribution is necessary to satisfy an immediate and heavy financial need on the basis of all relevant facts and circumstances. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A distribution generally may be treated as necessary to satisfy a financial need if the Administrator reasonably relies upon the Participant’s representation that the need cannot be relieved

(a) through reimbursement or compensation by insurance or otherwise; or

(b) by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need.

In determining whether a distribution is necessary to satisfy a financial need, the Participant’s resources shall be deemed to include those assets of his spouse that are reasonably available to the Participant.

11.4 Minimum Distributions. The minimum amount of any hardship distribution shall be $100 (rounded up to the nearest whole number of shares of Employer Securities being withdrawn).

11.5 Form and Timing of Distribution. Hardship withdrawals permitted pursuant to this Article XI shall be:

(a) converted to and payable in units of Employer Securities, rounded up to the nearest whole number of shares, to which such Participant’s requested Hardship withdrawal converts, and no fractional shares shall be issued. Such distribution shall be made first by converting the electing Participant’s Other Investments Account, up to the entire amount of his Hardship request, to Employer Securities at its Fair Market Value on the date of the conversion as provided in this section, and then from his Company Stock Account; and

(b) distributed as soon as practicable following the processing of a Participant’s request for distribution; provided, however, that no Hardship withdrawals will be made during the period during which the Trustee is awaiting a new valuation of Employer Securities from independent appraisers (generally, but not limited to, the months of January, February, April, July and October).

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ARTICLE XII

Trust Fund

12.1 Employee Stock Ownership Trust. The Trust Fund shall be held by Hoyt R. Barnett, as Trustee, or by a successor Trustee or Trustees, for use in accordance with the Plan under the Trust. The Trust may from time to time be amended in the manner therein provided. Similarly, the Trustee may be changed from time to time in the manner provided in the Trust.

12.2 Investment Fund. The Trustee may maintain an Investment Fund, which shall consist of the common investments, other than Employer Securities, of all Participants other than Participants or beneficiaries of deceased Participants who have become entitled to benefits pursuant to Article VIII and have elected to receive their distributable benefits in the form of installment payments (as such payment option previously existed in the Plan prior to November 1, 2005). Amounts attributable to the Investment Fund shall be invested by the Trustee in the manner set forth in the Trust.

ARTICLE XIII

Expenses of Administration of the Plan and the Trust Fund

The Company shall bear all expenses of implementing this Plan and the Trust. For its services, any corporate Trustee shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of a retirement trust. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred). The Company may, in its sole discretion, pay all expenses of the administration of the Trust Fund, including the Trustee’s compensation, the compensation of any investment manager, the expense incurred by the Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust, and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or an Employer shall not be deemed a contribution to this Plan. Such expenses shall be paid out of the assets of the Trust Fund unless paid or provided for by the Company or another Employer. Any and all expenses (including, without limitation, brokerage fees, closing costs, liabilities arising from the ownership or management of specific properties, and income and other taxes) incurred in connection with the investments of the Investment Fund, which are paid from the assets of the Trust Fund, shall be charged solely against, and paid solely from, the Investment Fund. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

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ARTICLE XIV

Amendment and Termination

14.1 Restrictions on Amendment and Termination of the Plan. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time and from time to time to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

(a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

(b) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

(c) shall reduce any Vested Interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

(d) shall reduce the Accounts of any Participant;

(e) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective, or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

(f) shall increase the duties or liabilities of the Trustee without its written consent.

14.2 Amendment of Plan. Subject to the limitations stated in section 14.1, the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.

14.3 Termination of Plan. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and the

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Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully Vested Interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trust or permanent discontinuance of contributions. All such Vested Interests shall be nonforfeitable.

14.4 Method of Discontinuance. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in section 14.3, be held, administered and distributed by the Trustee in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur on the last day of the Plan Year in which a substantial contribution is made to the Trust.

14.5 Method of Termination.

(a) In the event an Employer decides to terminate this Plan and the Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant or the beneficiary or beneficiaries of any such Participant shall be entitled to receive, in a lump sum, any amount then credited to his Accounts.

(b) At the election of the Participant, the Plan Administrator may transfer the amount of any Participant’s Eligible Rollover Distribution under this section 14.5 to an Eligible Retirement Plan in accordance with the provisions of section 9.2(d) instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.

ARTICLE XV

Miscellaneous

15.1 Merger or Consolidation. This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.

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15.2 Alienation.

(a) Except as otherwise provided in this section 15.2, no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights, or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish, or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

(b) Notwithstanding the provisions of section 15.2(a), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Administrator or any other fiduciary of the Plan is a Qualified Domestic Relations Order.

(c) Notwithstanding the provisions of section 15.2(a), the Plan Administrator shall direct the Trustee to comply with the lawful terms of a levy of the Internal Revenue Service.

(d) Effective August 5, 1997, the provisions of section 15.2(a) shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

  (1) the order or requirement to pay arises:

(A) under a judgment of conviction for a crime involving the Plan,

(B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or

(C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

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(2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

15.3 Governing Law. This Plan shall be administered, construed, and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

15.4 Action by Employer. Whenever the Company or another Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by or at the direction of the Board of Directors of the Company or such other Employer (or the Executive Committee as authorized by the Board) and shall be evidenced by proper resolution of such Board of Directors (or the Executive Committee as authorized by the Board) certified by the Secretary or Assistant Secretary of the Company or such other Employer.

15.5 Alternative Actions. In the event it becomes impossible for the Company, another Employer, the Plan Administrator, or the Trustee to perform any act required by this Plan, then the Company, such other Employer, the Administrator, or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

15.6 Gender. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

15.7 Veterans’ Reemployment Rights. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

IN WITNESS WHEREOF, this Amendment and Restatement has been executed this 22nd day of January, 2008.

ATTEST:		PUBLIX SUPER MARKETS, INC.

(CORPORATE SEAL)

By:	/s/ Linda S. Kane	By:	/s/ William E. Crenshaw
	Linda S. Kane, Assistant Secretary		William E. Crenshaw, President

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